Exhibit 99.1
MoneyGram Statement on the SEC Action Against Ripple

DALLAS, Dec. 23, 2020 /PRNewswire/ – MoneyGram International, Inc. (NASDAQ: MGI), a global leader in cross-border P2P payments and money transfers, has issued a statement in light of the recent lawsuit filed by the U.S. Securities and Exchange Commission against Ripple Labs Inc.:

The Company has not currently been notified or been made aware of any negative impact to its commercial agreement with Ripple but will continue to monitor for any potential impact as developments in the lawsuit evolve. MoneyGram has had a commercial agreement with Ripple since June 2019; this agreement represents the use of Ripple’s foreign exchange (FX) blockchain trading platform (ODL) for the purchase or sale of four currencies. MoneyGram has continued to utilize its other traditional FX trading counterparties throughout the term of the agreement with Ripple, and is not dependent on the Ripple platform to accomplish its FX trading needs.

As a reminder, MoneyGram does not utilize the ODL platform or RippleNet for direct transfers of consumer funds – digital or otherwise. Furthermore, MoneyGram is not a party to the SEC action.

Forward-Looking Statements
This communication contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect MoneyGram's current beliefs, expectations or intentions regarding future events and speak only as of the date they are made. Words such as "may," "might," "will," "could," "should," "would," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursuant," "target," "forecast," "outlook," "continue," "currently," and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Specific forward-looking statements include, among others, statements regarding the Company's projected results of operations and specific factors expected to impact the Company's results of operations. Forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond MoneyGram's control, which could cause actual results to differ materially from the results expressed or implied by the statements.

These risks and uncertainties include, but are not limited to:
•the impact of the COVID-19 pandemic or future pandemics on our business, including the potential for work stoppages, lockdowns, shelter-in-place, or restricted movement guidelines, service delays, lower consumer and commercial activity;
•our ability to compete effectively;

•our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including our largest agent, Walmart, whether through the introduction by Walmart of additional competing "white label" branded money transfer products or otherwise;
•our ability to manage fraud risks from consumers or agents;
•the ability of us and our agents and other commercial relationships to comply with U.S. and international laws and regulations;
•litigation or investigations involving us or our agents and other commercial relationships, which could result in material settlements, fines or penalties, termination of contracts, other administrative actions or lawsuits and negative publicity;
•uncertainties relating to compliance with the Deferred Prosecution Agreement, as amended on July 24, 2020 ("Amended DPA"), entered into with the U.S. federal government and the effect of the Amended DPA on our reputation and business and our ability to make payments required under the Amended DPA;
•regulations addressing consumer privacy, data use and security;
•our ability to successfully develop and timely introduce new and enhanced products and services and our investments in new products, services or infrastructure changes;
•our ability to manage risks associated with our international sales and operations;
•our offering of money transfer services through agents in regions that are politically volatile;
•changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events;
•our substantial debt service obligations, significant debt covenant requirements and credit ratings;
•major bank failure or sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions;
•the ability of us and our agents to maintain adequate banking relationships;
•a security or privacy breach in systems, networks or databases on which we rely and disruptions to our computer network systems and data centers;
•weakness in economic conditions, in both the U.S. and global markets;
•a significant change, material slow down or complete disruption of international migration patterns;
•the financial health of certain European countries or the secession of a country from the European Union;
•our ability to manage credit risks from our agents and official check financial institution consumers;
•our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others;
•our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses;
•any restructuring actions and cost reduction initiatives that we undertake may not deliver the expected results and these actions may adversely affect our business;
•our capital structure;
•and uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of MoneyGram's public period reports filed with the U.S. Securities and Exchange Commission (the SEC), including MoneyGram's annual report on Form 10-K for the year ended December 31, 2019, and subsequent quarterly reports on Form 10-Q.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in MoneyGram's SEC filings. MoneyGram's SEC filings may be obtained by contacting MoneyGram, through MoneyGram's web site at ir.moneygram.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System ("EDGAR") at www.sec.gov. MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement.

About MoneyGram International, Inc.
MoneyGram is a global leader in cross-border P2P payments and money transfers. Its consumer-centric capabilities enable family and friends to quickly and affordably send money in more than 200 countries and territories, with 81 now digitally enabled.

MoneyGram leverages its modern, mobile, and API-driven platform and collaborates with the world's leading brands to serve millions of people each year through both its walk-in business and its direct-to-consumer digital business.

With a strong culture of innovation and a relentless focus on utilizing technology to deliver the world's best customer experience, MoneyGram is leading the evolution of digital P2P payments.

For more information, please visit moneygram.com and follow @MoneyGram.

MoneyGram Media Contact
Stephen Reiff
Media@MoneyGram.com